                                                                    EXHIBIT 10.4




Salary Continuation Agreement between Valle de Oro Bank, N.A. and William V. Ehlen dated January 10, 1996

                          SALARY CONTINUATION AGREEMENT


        THIS AGREEMENT is made this 10th day of January 1996 by and between Valle de Oro Bank, N.A. (the "Company"), and William Ehlen (the "Executive").

                                  INTRODUCTION

        To encourage the Executive to remain an employee of the Company, the Company is willing to provide salary continuation benefits to the Executive. The Company will pay the benefits from its general assets.

                                    AGREEMENT

        The Executive and the Company agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

        1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

                1.1.1   "Change of Control" means

                        (i) A change in the composition of the Company's Board, as a result of which fewer than two-thirds of the incumbent directors are directors who either (A) had been directors of the Company 24 months prior to such change or (B) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company

        24 months prior to such change and who were still in office at the time of the election or nomination;

                        (ii) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) through the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 26 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

                1.1.2 "Code" means the Internal Revenue Code of 1986, as amended. References to a Code section shall be deemed to be to that section as it now exists and to any successor provision.

                1.1.3 "Disability" means, if the Executive is covered by a Company-sponsored disability insurance policy, total disability as defined in such policy without regard to any waiting period. If the Executive is not covered by such a policy, Disability means the Executive suffering a sickness, accident or injury which, in the judgment of a physician satisfactory to the Company, prevents the Executive from performing substantially all of the Executive's normal duties for the Company. As a condition to any benefits, the Company may require the Executive to submit to such physical or mental evaluations and tests as the Company's Board of Directors deems appropriate.

                1.1.4 "Normal Retirement Date" means the Executive attaining age 62.

                1.1.5 "Termination of Employment" means the Executive's ceasing to be employed by the Company for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence.

                1.1.6   "Plan Year" means twelve months ending on December 31.

                                    ARTICLE 2
                                LIFETIME BENEFITS

        2.1 Normal Retirement Benefit. If the Executive terminates employment on or after the Normal Retirement Date for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.1.

                2.1.1 Amount of Benefit. The benefit under this Section 2.1 is $108,000 per year ($9,000 per month).

                2.1.2 Payments of Benefit. The Company shall pay the benefit in monthly installments to the Executive on the first day of each month commencing with the month following the Retirement Date and continuing for 179 additional months.

        2.2 Termination Benefit Before Age 62. If the Executive terminates employment for any reason prior to attaining age 62, the Company shall pay to the Executive the benefit described in this Section 2.2.

                2.2.1   Amount of Benefit. The monthly benefit under this
        Section 2.2 is the monthly benefit which is payable on an actuarial basis from the lump sum amount set forth in Schedule A based on the date of the Executive's Termination of Employment.

                2.2.2 Payment of Benefit. The Company shall pay the benefit to the Executive on the first day of each month commencing with the month following the Executive's Normal Retirement Date and continuing for 179 additional months.

                2.2.3 Present Value Calculation. In determining the monthly benefit under Section 2.2.1 from Schedule A, the interest factor shall be the yield for ten-year U.S. Treasury Notes, as reported by the Federal Reserve Bank and published in the West Coast edition of the Wall Street Journal, plus 250 basis points. If this index should cease to be published, the index shall be comparable.

        2.3 Termination by the Company on Account of or After a Change of Control. Notwithstanding anything contained herein to the contrary, in the event: (i) the Executive's employment with the Company is terminated by the Company within two years of or by reason of a Change of Control or (ii) by reason of the Company's actions any adverse and material change occurs in the scope of the Executive's position, responsibilities, duties, salary, benefits, or location of employment after a Change of Control occurs; or (iii) the Company causes an event to occur which reasonably constitutes or results in a demotion, a significant diminution of responsibilities or authority, or a constructive termination (by forcing a resignation or otherwise) of the Executive's employment after a Change of Control occurs, then the Company shall pay to the Executive the benefit described in this Section 2.3, in lieu of any other benefit under this Agreement.

                2.3.1   Amount of Benefit. The annual benefit under this Section
        2.3 shall be $108,000 ($9,000 per month). There shall be no actuarial reduction for payment prior to Executive's Normal Retirement Date.

                2.3.2 Payment of Benefit. The Company shall pay the benefit to the Executive on the first day of each month commencing with the month following the date of the event triggering this Section 2.3 benefit and continuing for 179 additional months.

                2.3.3 Requirement for Company Funding. In the event of a termination pursuant to Section 2.3, the Company shall immediately pay such amounts as are necessary to provide this benefit under policies attached to this Plan.

        The Company shall also reflect such additional liability on its balance sheet.

                                    ARTICLE 3
                                 DEATH BENEFITS

        3.1 Death During Active Service. If the Executive dies while in the active service of the Company, the Company shall pay to the Executive's beneficiary the benefit described in this Section 3.1.

                3.1.1 Amount of Benefit. The benefit under Section 3.1 is the lifetime benefit that would have been paid to the Executive under
        Section 2.1 calculated as if the date of the Executive's death were the Normal Retirement Date.

                3.1.2 Payment of Benefit. The Company shall pay the benefit to the Beneficiary on the first day of each month commencing with the month following the Executive's death and continuing for 179 additional months.

        3.2 Death During Benefit Period. If the Executive dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

                                    ARTICLE 4

                                  BENEFICIARIES

        4.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's surviving spouse, if any, and, if none, to the Executive's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Executive's estate.

        4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, of to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    ARTICLE 5

                               GENERAL LIMITATIONS

        Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement.

        5.1 Excess Parachute Payment. To the extent the benefit would be an excess parachute payment under Section 280G of the Code.

        5.2 Termination for Cause. If the Company terminates the Executive's employment for:

                5.2.1   Gross negligence or gross neglect of duties;

                5.2.2 Commission of a felony or of a gross misdemeanor involving moral turpitude; or

                5.2.3 Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive's employment and resulting in an adverse effect on the Company.

        5.3 Suicide. No benefits shall be payable if the Executive commits suicide within two years after the date of this Agreement, of if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Company.

                                    ARTICLE 6

                          CLAIMS AND REVIEW PROCEDURES

        6.1 Claims Procedure. The Company shall notify the Executive's beneficiary in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or non-eligibility for benefits under the Agreement. If the Company determines that the beneficiary is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an addition al ninety-day period.

        6.2 Review Procedure. If the beneficiary is determined by the Company not to be eligible for benefits, or if the beneficiary believes that he or she is entitled to greater or different benefits, the beneficiary shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the beneficiary believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the beneficiary (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents. The Company shall notify the beneficiary of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the beneficiary.

                                    ARTICLE 7
                           AMENDMENTS AND TERMINATION

        This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.

                                    ARTICLE 8
                                  MISCELLANEOUS

        8.1 Binding Effect. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

        8.2 No Guaranty of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

        8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

        8.4 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

        8.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of California, except to the extent preempted by the laws of the United States of America.

        8.6 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and beneficiary have no preferred or secured claim.

        8.7 Determination of Golden Parachute Payments. The determination as to whether a provision of this Agreement must be limited by the application of the "golden parachute" provisions of Section 280G of the Internal Revenue Code shall be made by a "Big 6" accounting firm acceptable to the Company and the Executive. The determination shall be made within 90 days of notice of termination by the Executive, and the accountant's fees shall be paid by the Company.

        8.8 Mediation of Dispute. In the event of a dispute between the Company and the Executive, the dispute shall be submitted to an independent, private mediator agreeable to both the Company and the Executive. The mediator's fees shall be paid by the Company. The results of the mediation shall be non-binding unless the parties agree otherwise.

        8.9 Attorney Fees. In the event of a dispute between the Company and the Executive, the attorney fees of each party shall be borne by the non-prevailing party.

        IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.


                                       VALLE DE ORO BANK, N.A.


/s/ WILLIAM EHLEN
--------------------------------
William Ehlen                          By: /s/ [SIG]
                                           -------------------------------------
                                       Title: CHAIRMAN
                                              ----------------------------------

                                   SCHEDULE A

                    PARTICIPANT BALANCE SHEET AND POLICY DATA
                            SALARY CONTINUATION PLAN
                            VALLE DE ORO BANK, N.A.

                                  WILLIAM EHLEN

                         AGE 49, RETIRES AT AGE 62 WITH
                            $108,000 ANNUAL BENEFIT,
                                  FOR 13 YEARS


            ACCRUED                                  ACCRUED
             SALARY                                   SALARY
PLAN      CONTINUATION                  PLAN       CONTINUATION
YEAR       LIABILITY                    YEAR        LIABILITY
----      ------------                  ----       ------------

  1          37,699                      23          433,559
  2          78,935                      24          361,662
  3         124,039                      25          283,020
  4         173,374                      26          197,001
  5         227,337                      27          102,913
  6         286,362                      28                0
  7         350,924
  8         421,543                   --post life expectancy--
  9         498,786
 10         583,275                      29                0
 11         675,690                      30                0
 12         776,774                      31                0
 13         887,340                      32                0
                                         33                0
 --post retirement--                     34                0
                                         35                0
 14         858,010                      36                0
 15         825,929                      37                0
 16         790,839                      38                0
 17         752,457                      39                0
 18         710,474
 19         664,553
 20         614,324
 21         559,384
 22         499,290